As filed with the Securities and Exchange Commission on February 19, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

enGene Holdings Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4868 Rue Levy, Suite 220

Saint-Laurent, QC H4R 2P1

(514) 332-4888

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

C T Corporation System

155 Federal Street

Suite 700

Boston, Massachusetts 02110

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Julio E. Vega, Esq. Morgan, Lewis & Bockius LLP One Federal Street Boston, MA 02110 (617) 951-8901	Ronald Cooper Lee G. Giguere, Esq. enGene Holdings Inc. 4868 Rue Levy, Suite 220 Saint-Laurent, QC H4R 2P1 (514) 332-4888

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

enGene Holdings Inc. (the “Company” or “enGene”) is registering under this registration statement on Form S-3 (the “Registration Statement”) an aggregate of $400,000,000 of securities, including, in accordance with Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), $150,500,276.03 in aggregate maximum offering price of unsold securities (the “Unsold Securities”) previously registered under enGene’s registration statement on Form S-3 (File No. 333-283201), which was filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2024 and declared effective by the SEC on November 21, 2024 (as amended or supplemented, the “Prior Registration Statement”).

enGene paid a filing fee of $23,041.59 relating to the Unsold Securities under the Prior Registration Statement (as calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement). enGene may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder until the earlier of (i) the effective date of this Registration Statement or (ii) 180 days after November 21, 2027. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, enGene sells any Unsold Securities under the Prior Registration Statement, enGene will identify in a pre-effective amendment to this Registration Statement the updated number of Unsold Securities and the updated amount of new securities to be registered hereunder.

Pursuant to Rule 415(a)(6) under the Securities Act: (i) the Unsold Securities registered under the Prior Registration Statement are included in this Registration Statement; (ii) the filing fee previously paid in connection with the registration of the Unsold Securities under the Prior Registration Statement will be applied to the registration of the Unsold Securities under this Registration Statement; and (iii) the offering of securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

The information in this prospectus is not complete and may be changed or supplemented. No securities described in this prospectus can be sold until the registration statement that we filed to cover the securities has become effective under the rules of the Securities and Exchange Commission. This prospectus is not an offer to sell the securities, nor is it a solicitation of an offer to buy the securities in any state where an offer or sale of the securities is not permitted.

SUBJECT TO COMPLETION, DATED February 19, 2026

PROSPECTUS

enGene Holdings Inc.

US$400,000,000

Common Shares

Preferred Shares

Debt Securities

Subscription Receipts

Warrants

Units

We may offer and sell from time to time common shares, preferred shares, debt securities, subscription receipts, warrants to purchase common shares and units or any combination thereof up to an aggregate initial offering price of up to US$400,000,000 in one or more transactions under this shelf prospectus. The securities may be offered separately or together, at times, in amounts, at prices and on terms that will be determined based on market conditions at the time of sale and set forth in an accompanying shelf prospectus supplement. We will provide specific terms of any offering in supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein and therein, before you invest in any of our securities. This prospectus may not be used to sell the securities unless accompanied by a prospectus supplement.

We may offer and sell the securities through underwriters, dealers or agents, or directly to purchasers, or through a combination of these methods. See “Plan of Distribution” beginning on page 18 of this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

We are an “emerging growth company” and a “smaller reporting company” under federal securities laws and as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings. See “Summary—Emerging Growth Company and Smaller Reporting Company.”

Our common shares and warrants are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols “ENGN” and “ENGNW,” respectively. On February 17, 2026, the closing price of our common shares was $9.89 and the closing price for our warrants was $3.30.

Investing in our securities involves significant risks. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein and therein, before you invest in any of our securities. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2026

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may offer and sell, from time to time, any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of US$400,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell any type of securities under this prospectus, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. You should carefully read this prospectus, the applicable prospectus supplement, and any applicable free writing prospectus, as well as the information and documents incorporated herein and therein by reference and the additional information under the heading “Where You Can Find More Information,” before making an investment decision.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, and any free writing prospectus we have authorized for use in connection with a specific offering. You must not rely upon any other information or representation.

This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement and any applicable free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus is delivered, or securities sold, on a later date.

This prospectus may not be used by us to consummate sales of our securities unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus or any prospectus summary were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus includes summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this prospectus and any prospectus supplement are references to United States dollars. References to “$” or “US$” are to United States dollars and references to “C$” are to Canadian dollars.

Unless the context indicates otherwise, references to the terms “enGene,” the “Company,” the “Registrant,” “we,” “us” and “our” refer to enGene Holdings Inc. and its subsidiaries.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. This summary does not contain all the information that you should consider before investing in our securities. Before investing in our securities, you should carefully read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the information under the caption “Risk Factors” herein and the applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q since our most recent Form 10-K, if any, on file with the SEC, and any respective amendments thereto. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements and the related notes, and the exhibits to the registration statement of which this prospectus is a part.

The Company

We are a clinical-stage biotechnology company focused on mainstreaming genetic medicine through the localized delivery of therapeutics to mucosal tissues and other organs, with the goal of addressing diseases with high unmet medical needs, beginning with non-muscle invasive bladder cancer (“NMIBC”). We are developing non-viral genetic medicines based on our novel and proprietary dually derived chitosan, or “DDX,” gene delivery platform, which enables localized delivery of complex genetic cargos directly to mucosal tissues and other organs. We believe our DDX platform, with its broad tissue applicability and potential across multiple disease areas, may enable genetic medicine to extend beyond rare genetic diseases into oncology and other underserved therapeutic areas. We have established integrated capabilities with this platform to support the clinical development and potential commercialization of our product candidates.

Our lead product candidate, detalimogene voraplasmid (also known as detalimogene and formerly known as EG-70), is comprised of multiple gene cargos delivered via our proprietary DDX platform and is designed to promote a pro-inflammatory, anti-tumor microenvironment throughout the bladder urothelium. We believe this localized immune activation enables the immune system to durably reduce or clear tumors and develop immunologic memory to resist recurrence. Because detalimogene is designed to deliver genetic cargo to the broader tumor tissue environment rather than directly into tumor cells, we believe it may have applicability across a variety of tumor types.

We are currently developing detalimogene as a monotherapy for the treatment of high-risk NMIBC with carcinoma in situ (“CIS”), with or without concomitant papillary disease, in patients who have been unresponsive to treatment with Bacillus Calmette-Guérin (“BCG”), a condition commonly referred to as “BCG-unresponsive NMIBC with CIS.” BCG is the established first-line therapy for patients with high-risk NMIBC; however, despite high initial response rates, many patients experience disease recurrence that is unresponsive to additional BCG therapy. In addition, ongoing supply constraints have resulted in a prolonged shortage of BCG in the United States, further limiting treatment options for these patients. We are also exploring the clinical application of detalimogene in additional NMIBC patient populations, including high-risk papillary-only BCG-unresponsive NMIBC (i.e., NMIBC without CIS), as well as high-risk BCG-naïve and BCG-exposed NMIBC patients with CIS who do not qualify as BCG-unresponsive under applicable FDA and urology practice guidelines.

In NMIBC, CIS is a flat, high-grade tumor with a significant risk of progression into the deeper layers of the bladder wall if left untreated. Tumors are categorized as “high-risk” or “low-risk” based on their likelihood of rapid growth and invasion of surrounding non-cancerous tissue. NMIBC with CIS is considered high-risk and is typically initially treated with intravesical BCG administered over the course of several months. When disease becomes unresponsive to BCG, the cancer may spread throughout and deeper into the bladder, often leaving patients with limited treatment options and frequently necessitating surgical removal of the bladder, or radical cystectomy. We believe patients with BCG-unresponsive NMIBC with CIS are currently underserved, with limited FDA-approved therapeutic alternatives, and that there is a meaningful market opportunity for detalimogene as a bladder-sparing monotherapy for this condition. While the potential market for detalimogene may not ultimately be limited to this patient population, this represents our current initial focus in our efforts to bring detalimogene to market.

Detalimogene is currently being evaluated in a combined Phase 1/2 open-label clinical trial, referred to as LEGEND. The Phase 2 portion of the LEGEND trial includes multiple cohorts evaluating detalimogene across distinct high-risk NMIBC patient populations. In parallel, our preclinical research efforts are focused on expanding the potential oncology indications for detalimogene and identifying additional opportunities to apply our DDX technology platform to other diseases with high unmet medical needs.

Stock Exchange Listing

Our common shares and warrants are listed for trading on Nasdaq under the symbols “ENGN” and “ENGNW”, respectively.

Corporate Information

enGene’s principal executive offices are located at 4868 Rue Levy, Suite 220, Saint-Laurent, QC H4R 2P1, Canada, and the Company’s phone number is (514) 332-4888. Our website address is www.engene.com. The information found on, that can be accessed from or that is hyperlinked to our website is not part of nor incorporated by reference into this prospectus or the registration statement of which it is a part.

Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”) declared effective or do not have a class of securities registered under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected to opt out of such extended transition period.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of FEAC’s IPO, which occurred on December 14, 2021, (b) in which we have total annual revenue of at least $1.23 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common shares held by non-affiliates exceeds $250 million as of the prior April 30, or (2) our annual revenues exceed $100 million during such completed fiscal year and the market value of our common shares held by non-affiliates exceeds $700 million as of the prior April 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial reporting with that of other public companies difficult or impossible.

Recent Developments

On November 14, 2025, the Company issued 12,558,823 common shares and 2,735,295 pre-funded warrants to purchase common shares under its existing shelf registration statement pursuant to an underwritten public offering, and on November 18, 2025 the Company issued an additional 2,294,117 common shares pursuant to a greenshoe option granted to the underwriters in the offering, for an aggregate public offering price of approximately $149.5 million of securities, prior to deducting underwriting discounts and commissions and offering costs of approximately $9.4 million (the “November 2025 Offering”).

On January 20, 2026, the Company, together with its subsidiaries, entered into a second amendment to its amended and restated loan and security agreement with Hercules Capital, Inc., as agent and lender, and the other lenders party thereto (as amended, the “Amended Loan Agreement”). The amendment increased the size of the Company’s term loan facility to up to $125.0 million, extended the maturity of the facility and made certain other modifications.

The Amended Loan Agreement provides for term loan advances up to $100.0 million in multiple tranches, subject to the achievement of specified clinical, regulatory and commercial milestones and the satisfaction of other customary conditions. On January 20, 2026, the Company borrowed $25.0 million under the initial tranche, the proceeds of which were used to refinance in full the term loans outstanding under the prior loan agreement. The remaining $100.0 million of potential term loan advances will be available only upon the achievement of such milestones and the satisfaction of the applicable conditions.

All term loans under the Amended Loan Agreement mature on January 1, 2030 and bear interest at a rate per annum equal to the greater of (i) the prime rate plus 2.25% (subject to a cap of 10.25%) and (ii) 9.25%, payable monthly in cash. The Company is also required to pay an end-of-term fee equal to 5.95% of the aggregate principal amount of term loans advanced, payable upon maturity or earlier repayment, and facility charges ranging from 0.50% to 0.75% of the principal amount of each advance.

The obligations under the Amended Loan Agreement are secured by a senior security interest in substantially all of the Company’s and its subsidiaries’ assets, including intellectual property, subject to limited exceptions.

In connection with the amendment, the Company agreed to issue warrants to the lenders in connection with term loan advances. The warrants are exercisable for a number of the Company’s common shares equal to 1.50% of the principal amount of the applicable advance divided by an exercise price of $9.18 per share, subject to customary adjustments, and have a seven-year term from issuance. On January 20, 2026, the Company issued 40,850 warrants in connection with the initial advance. Assuming the full $125.0 million is drawn and no adjustments apply, the maximum number of shares issuable upon exercise of all such warrants would be 204,248.

The following table sets forth our cash and cash equivalents and our capitalization as of October 31, 2025 (i) on an actual basis and (ii) on an as adjusted basis giving effect to the Amended Loan Agreement and to the November 2025 Offering. You should read this table together with information incorporated by reference in this prospectus, including Management's Discussion and Analysis and our consolidated balance sheet, included within our Annual Report on Form 10-K for the year ended October 31, 2025.

	(in thousands except for shares)
	October 31, 2025	October 31, 2025
	Actual	As adjusted
Cash and cash equivalents	$50,152	$191,814

Operating lease liabilities, current and long term	$8,469	$8,469
Note payable, current and long term	23,326	24,721

Shareholders' equity (deficit)
Common shares, no par value; unlimited shares authorized, 52,018,658 and 66,871,598 shares issued and outstanding on an actual and as adjusted basis, respectively.	513,281	631,552
Additional paid-in capital	27,349	49,544
Accumulated other comprehensive loss	(888)	(888)
Accumulated deficit	(372,032)	(372,520)
Total shareholders’ equity (deficit)	167,710	307,688
Total Capitalization	$199,505	$340,878

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. In particular, you should carefully consider the information under the heading “Risk Factors,” as well as the factors listed under the heading “Special Note Regarding Forward-Looking Statements,” in each case contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Reports on Form 10-Q, if any, that have been filed since our most recent Annual Report on Form 10-K and in any other report or document that we file with the SEC that is incorporated by reference in this prospectus, together with any respective amendments thereto. New risks may emerge in the future at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial condition or performance. The prospectus supplement applicable to a specific offering may contain a discussion of additional risks applicable to an investment in us and our securities we are offering under that prospectus supplement. Each of the risks described could result in a decrease in the value of the securities and your investment therein.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement or related free writing prospectus, and the documents incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995 and may contain “forward-looking information” within the meaning of Canadian securities laws (collectively, “forward-looking statements”).

enGene’s forward-looking statements include, but are not limited to, statements regarding enGene’s management teams’ expectations, hopes, beliefs, intentions, goals or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about:

• enGene’s financial performance, including financial projections and business metrics and any underlying assumptions thereunder;

• the ability of enGene to maintain the listing of its common shares and warrants to purchase Common Shares on The Nasdaq Capital Market (“Nasdaq”) or another national securities exchange;

• enGene’s success in recruiting and retaining, or changes required in, officers, key personnel or directors;

• enGene’s plans and ability to execute product development, manufacturing process development, preclinical and clinical development efforts successfully and on anticipated timelines;

• enGene’s ability to design, initiate and successfully complete clinical trials and other studies for detalimogene voraplasmid, or detalimogene, formerly referred to as EG-70, and any other product candidates it may develop, and its plans and expectations regarding its ongoing or planned clinical trials;

• the impacts and outcomes of enGene’s later-stage and pivotal clinical trials and their influence on obtaining the U.S. Food and Drug Administration (the “FDA”) or comparable foreign regulatory approval to market detalimogene or any future product candidates;

• enGene’s plans and ability to seek, obtain and maintain marketing approval from the FDA and other regulatory authorities, including the European Medicines Agency (the “EMA”), for detalimogene or any other product candidates it may develop;

• enGene’s plans and ability to commercialize detalimogene or any other product candidates it may develop, if approved by applicable regulatory authorities;

• the degree of market acceptance of detalimogene or any other product candidates enGene may develop, if approved, and the availability of third-party coverage and reimbursement;

• the ability of enGene’s external contract manufacturers to support the manufacturing, release testing, stability analysis, clinical labeling and packaging of detalimogene or any other product candidates enGene may develop;

• enGene’s future financial performance and the sufficiency of enGene’s cash and cash equivalents to fund its operations;

• enGene’s ability to obtain additional funding on a timely basis;

• enGene’s ability to effectively manage the transition of executive-level roles to new leaders and to attract and retain key executives and employees;

• the outcome of any known and unknown litigation and regulatory proceedings, including any legal proceedings that may be instituted against enGene or any of its directors or officers;

• enGene’s ability to implement and maintain effective internal controls; and

• the use of proceeds.

All forward-looking statements, including, without limitation, examination of historical operating trends, are based upon enGene’s current expectations and various assumptions. Certain assumptions made in preparing the forward-looking statements include:

• enGene is able to recruit and retain qualified scientific and management personnel, establish clinical trial sites and patient registration for clinical trials and acquire technologies complementary to, or necessary for, detalimogene or any other programs;

• enGene is able to enroll, in a timely manner, a sufficient number of patients in each cohort of the Phase 2 LEGEND trial to assess the efficacy and safety of detalimogene, including the cohorts with the BCG-naïve patient population, the BCG-exposed patient population and the BCG-unresponsive, papillary-only Ta/T1 disease;

• enGene is able to file its planned Biologics License Application in the second half of 2026 with the FDA for approval to market detalimogene in the United States as a monotherapy to treat NMIBC with CIS;

• detalimogene’s product profile can be integrated seamlessly into community urology clinics where the vast majority of NMIBC patients are treated;

• enGene is able to retain commercial rights to detalimogene in the United States and commercialize detalimogene independently, while selectively partnering outside of the United States;

• enGene is able to execute the “pipeline-in-a-product” development strategy for detalimogene; and

• enGene is able to utilize the DDX gene delivery platform to develop effective, new product candidates for the delivery of genetic medicines to mucosal tissues.

You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. The forward-looking statements contained in this prospectus are based primarily on current expectations and projections about future events and trends that may affect enGene’s business, financial condition and operating results. The following uncertainties and factors, among other things (including those described in “Risk Factors” in this prospectus), could affect future performance and cause actual results to differ materially and adversely from those expressed in, anticipated or implied by forward-looking statements:

• risks applicable to enGene’s business, including its heavy dependence on the success of detalimogene, the extensive regulation of all aspects of its business and competition from other existing or newly developed products and treatments;

• risks associated with the protection of intellectual property, enGene’s ability to raise additional capital to fund its product development activities, and its ability to maintain key relationships and attract and retain talented personnel;

• the possibility that enGene may be adversely affected by changes in domestic and foreign laws and regulations, including but not limited to resultant changes in business, market, financial, political, legal or geopolitical conditions, including tariffs, economic sanctions, and economic slowdowns or recessions, or prolonged government shutdowns or defunding;

• the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect enGene’s business; or

• other risks and uncertainties set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K and elsewhere in our Quarterly Reports on Form 10-Q, if any, and in our other filings with the Securities and Exchange Commission.

In addition, statements that “we believe” and similar statements reflect beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

You should read carefully the risks described in the section entitled “Risk Factors” beginning on page 5 of this prospectus and those contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Reports on Form 10-Q, if any, that have been filed since our most recent Annual Report on Form 10-K and in any other documents that we file with the SEC under the Exchange Act, each of which is incorporated by reference in this prospectus and in any accompanying prospectus supplement or related free writing prospectus, together with all information incorporated by reference herein and therein, to better understand the significant risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these risks, actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements in this prospectus or in any accompanying prospectus supplement or related free writing prospectus, or incorporated by reference herein and therein, and you should not place undue reliance on any forward-looking statements.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we anticipate that the net proceeds from the sale of any securities offered under this prospectus will be used for general corporate purposes, which may include research and clinical development, repayment of debt, commercialization of detalimogene, if approved, working capital, capital expenditures and other corporate costs. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities, or may hold such proceeds as cash, until they are used for their stated purpose.

DESCRIPTION OF SHARE CAPITAL

enGene’s authorized share capital consists of an unlimited number of common shares and an unlimited number of blank cheque preferred shares, issuable in series. No preferred shares are designated, issued or outstanding.

Common Shares

We are authorized to issue an unlimited number of common shares, without par value. As of February 17, 2026, we had 66,989,466 common shares issued and outstanding, outstanding pre-funded warrants to purchase an additional 2,735,295 common shares, outstanding warrants to purchase an additional 8,552,818 common shares, outstanding stock options to purchase an additional 12,076,920 common shares, outstanding restricted stock units of 272,925 common shares and an agreement with a lender pursuant to which warrants to purchase up to 163,398 additional common shares may be issued.

Under the articles of enGene (the “Articles”), the holders of common shares are entitled to one vote for each share held on all matters submitted to a vote of the shareholders. Holders of common shares are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred shares. Common shares have no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of enGene’s liquidation, dissolution or winding up, holders of common shares are entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred shares. The outstanding common shares are duly authorized, validly issued, fully paid and non-assessable.

The Articles provide that the enGene Board is staggered. While the staggered board provisions apply, at every annual general meeting and in every unanimous shareholder resolution in lieu thereof, all of the directors whose terms expire shall cease to hold office immediately before the election or appointment of directors, but are eligible for re-election or re-appointment. The shareholders entitled to vote at the annual general meeting for the election of directors may elect, or in a unanimous resolution appoint, the number of directors required to fill any vacancies created. The directors will hold office for the applicable terms contemplated in the staggered board provisions. Upon resignations of a director, the remaining directors may fill the casual vacancy resulting from such resignation for the remainder of the unexpired term.

The staggering of directors will make it more difficult for shareholders to change the composition of the enGene Board. The Articles provide that, the number of directors shall be no less than three and no greater than 10, and may be fixed by the enGene Board from time to time, in accordance with the Articles.

Preferred Shares

We may issue an unlimited number of preferred shares from time to time in one or more series. The terms of each series of preferred shares, including the number of shares, the designation, rights, preferences, privileges, priorities, restrictions, conditions and limitations, will be determined at the time of creation of each such series by our board of directors, without shareholder approval, provided that all preferred shares will rank equally within their class as to dividends and distributions in the event of our dissolution, liquidation or winding-up.

DESCRIPTION OF DEBT SECURITIES

In this description of debt securities section, “we,” “us,” “our,” or “enGene” refer enGene Holdings Inc. but not to its subsidiaries.

As of the date of this prospectus, we have no debt securities outstanding. We may issue debt securities, separately or together, with common shares, warrants, subscription receipts or units or any combination thereof, as the case may be. The debt securities will be issued in one or more series under an indenture (the “Indenture”) to be entered into between us and one or more trustees (the “Trustee”) that will be named in a prospectus supplement for a series of debt securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the registration statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture. The particular terms relating to debt securities offered by a prospectus supplement will be described in the related prospectus supplement. This description may include, but may not be limited to, any of the following, if applicable:

•
the specific designation of the debt securities; any limit on the aggregate principal amount of the debt securities; the date or dates, if any, on which the debt securities will mature and the portion (if less than all of the principal amount) of the debt securities to be payable upon declaration of acceleration of maturity;
•
the rate or rates (whether fixed or variable) at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the debt securities that are in registered form;
•
the terms and conditions under which we may be obligated to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provisions or otherwise;
•
the terms and conditions upon which we may redeem the debt securities, in whole or in part, at our option;
•
the covenants applicable to the debt securities;
•
the terms and conditions for any conversion or exchange of the debt securities for any other securities;
•
the extent and manner, if any, to which payment on or in respect of the debt securities of the series will be senior or will be subordinated to the prior payment of our other liabilities and obligations;
•
whether the debt securities will be secured or unsecured;
•
whether the debt securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the debt securities which are in bearer form and as to exchanges between registered form and bearer form;
•
whether the debt securities will be issuable in the form of registered global securities (“Global Securities”), and, if so, the identity of the depositary for such registered Global Securities;
•
the denominations in which registered debt securities will be issuable, if other than denominations of $1,000, integral multiples of $1,000 and the denominations in which bearer debt securities will be issuable, if other than $5,000;
•
each office or agency where payments on the debt securities will be made and each office or agency where the debt securities may be presented for registration of transfer or exchange;
•
if other than United States dollars, the currency in which the debt securities are denominated or the currency in which we will make payments on the debt securities;
•
material Canadian federal income tax consequences and United States federal income tax consequences of owning the debt securities; and
•
any index, formula or other method used to determine the amount of payments of principal (and premium, if any) or interest, if any, on the debt securities; and any other terms, conditions, rights or preferences of the debt securities which apply solely to the debt securities.

If we denominate the purchase price of any of the debt securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any debt securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, we will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable prospectus supplement.

Each series of debt securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of debt securities may be convertible into or exchangeable for common shares or other securities will be described in the applicable prospectus supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of common shares or other securities to be received by the holders of such series of debt securities would be subject to adjustment.

To the extent any debt securities are convertible into common shares or other securities, prior to such conversion the holders of such debt securities will not have any of the rights of holders of the securities into which the debt securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

We may issue subscription receipts that are exchangeable for our equity securities and/or other securities. The particular terms and provisions of subscription receipts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the applicable prospectus supplement. This description will include, without limitation, where applicable:

•
the title and number of subscription receipts;
•
the period during which and the price at which the subscription receipts will be offered;
•
the terms, conditions and procedures for the exchange of the subscription receipts into or for our equity securities and/or other securities;
•
the number of our equity securities and/or other securities that may be issued or delivered upon exchange of each subscription receipt; and
•
whether the subscription receipts will be issued in fully registered or global form.

Our equity securities and/or other securities issued or delivered upon the exchange of subscription receipts will be issued for no additional consideration.

DESCRIPTION OF WARRANTS

General

This section describes the general terms that will apply to any warrants for the purchase of common shares, or equity warrants, or any warrants for the purchase of debt securities, or debt warrants. We may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants may be issued under one or more warrant indentures or warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent.

This summary of some of the provisions of the warrants is not complete. The statements made in this prospectus relating to any warrant agreement and warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. You should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering or warrants will be filed by us with the securities regulatory authorities in the United States after we have entered into it.

The applicable prospectus supplement relating to any warrants that we offer will describe the particular terms of those warrants and include specific terms relating to the offering.

Equity Warrants

The particular terms of each issue of equity warrants will be described in the applicable prospectus supplement. This description will include, where applicable:

•
the designation and aggregate number of equity warrants;
•
the price at which the equity warrants will be offered;
•
the currency or currencies in which the equity warrants will be offered;
•
the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;
•
the number of common shares that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which the common shares may be purchased upon exercise of each equity warrant;
•
the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share or (iii) the expiry of the equity warrants;
•
whether we will issue fractional shares;
•
whether we have applied to list the equity warrants or the underlying shares on a stock exchange;
•
the designation and terms of any securities with which the equity warrants will be offered, if any, and the number of the equity warrants that will be offered with each security;
•
the date or dates, if any, on or after which the equity warrants and the related securities will be transferable separately;
•
whether the equity warrants will be subject to redemption and, if so, the terms of such redemption provisions;
•
material US and Canadian federal income tax consequences of owning the equity warrants; and
•
any other material terms or conditions of the equity warrants.

Debt Warrants

The particular terms of each issue of debt warrants will be described in the related prospectus supplement. This description will include, where applicable:

•
the designation and aggregate number of debt warrants;
•
the price at which the debt warrants will be offered;

•
the currency or currencies in which the debt warrants will be offered;
•
the designation and terms of any securities with which the debt warrants are being offered, if any, and the number of the debt warrants that will be offered with each security;
•
the date or dates, if any, on or after which the debt warrants and the related securities will be transferable separately;
•
the principal amount of debt securities that may be purchased upon exercise of each debt warrant and the price at which and currency or currencies in which that principal amount of debt securities may be purchased upon exercise of each debt warrant;
•
the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;
•
the minimum or maximum amount of debt warrants that may be exercised at any one time;
•
whether the debt warrants will be subject to redemption, and, if so, the terms of such redemption provisions;
•
material US and Canadian federal income tax consequences of owning the debt warrants; and
•
any other material terms or conditions of the debt warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

DESCRIPTION OF UNITS

The following description sets forth certain general terms and provisions of units to which any prospectus supplement may relate.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•
any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•
whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

U.S. AND CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada of the ownership and disposition of any of our securities offered thereunder.

The applicable prospectus supplement may also describe certain U.S. federal income tax consequences of the ownership and disposition of any of our securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), including, to the extent applicable, such consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus for cash or other consideration (i) to or through underwriters, dealers, placement agents or other intermediaries, (ii) directly to one or more purchasers or (iii) in connection with acquisitions of assets or shares or another entity or company.

Each prospectus supplement with respect to our securities being offered will set forth the terms of the offering, including:

•
the name or names of any underwriters, dealers or other placement agents;
•
the number and the purchase price of, and form of consideration for, the securities;
•
the proceeds to the Company from such sale; and
•
any commissions, fees, discounts and other items constituting underwriters’, dealers’ or agents’ compensation.

The securities may be sold, from time to time, in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” in accordance with Rule 415(a)(4) under the Securities Act, including sales made directly on the Nasdaq or other existing trading markets for the securities. The prices at which the securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the securities is less than the gross proceeds paid by the underwriters to us.

Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with our securities offered by that prospectus supplement.

We may agree to pay the underwriters or agents a commission for various services relating to the issue and sale of any securities offered hereby. Where we pay such commission, it will be paid out of the general corporate funds of the Company.

Underwriters, dealers and agents who participate in the distribution of the securities may be entitled to, under agreements to be entered into with us, indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

No underwriter or dealer involved in an “at-the-market distribution,” no affiliate of such underwriter or dealer and no person acting jointly or in concert with such underwriter or dealer has over-allotted, or will over-allot, our securities in connection with an offering of the securities or effect any other transactions that are intended to stabilize the market price of our securities.

In connection with any offering of our securities, other than an “at-the-market distribution,” the underwriters may over-allot or effect transactions which stabilize or maintain the market price of our securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. Each prospectus supplement will set forth the terms of such transactions.

In compliance with the guidelines of FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.

General Information

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each series of securities offered by this prospectus may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

We will bear all costs, expenses and fees in connection with the registration of the securities as well as the expense of all commissions and discounts, if any, attributable to the sales of any of our securities by us.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3 of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference into, the registration statement. This prospectus and any prospectus supplement do not contain all of the information found in the registration statement and exhibits and schedules to the registration statement. For further information about us and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus or any prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference into, this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement of which this prospectus is a part or to the annual, quarterly or other reports under the Securities Exchange Act of 1934, as amended (“Exchange Act”), which are incorporated by reference herein, each statement is qualified in all respects by the exhibit to which the reference relates.

We file annual, quarterly and other reports and other documents with the SEC. The SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including information we file. You may read any document we file with or furnish to the securities commissions and authorities of the provinces of Canada through SEDAR+ at https://www.sedarplus.com. We also maintain a website (www.engene.com). Information on our website is not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in this prospectus, any prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement. We incorporate by reference the following documents we have filed with the SEC:

•
our Annual Report on Form 10-K for the fiscal year ended October 31, 2025 filed with the SEC on December 22, 2025, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended October 31, 2025 filed with the SEC on February 19, 2026;
•
our Current Reports on Form 8-K filed with the SEC on November 12, 2025, November 14, 2025, and January 21, 2026 (provided that any portions of such reports that are deemed furnished and not filed pursuant to instructions to Form 8-K shall not be incorporated by reference into this prospectus); and
•
the description of the our securities contained in Exhibit 4.6 to the our Annual Report on Form 10-K for the year ended October 31, 2023, filed with the Commission on January 29, 2024, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the filing of the initial registration statement and prior to effectiveness of the registration statement and from the date of this prospectus (other than any documents, or portions of documents, not deemed to be filed) until all of the securities covered by this registration statement have been sold.

You may obtain copies of any of these filings without charge from our website www.engene.com, or by contacting the SEC or accessing its website as described above. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC. We will provide, upon written or oral request, at no cost, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, at no cost to you, by writing us at enGene Holdings Inc., Attn: Corporate Secretary, 4868 Rue Levy, Suite 220, Saint-Laurent, QC, Canada H4R 2P1. Our telephone number is (514) 332-4888.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that information in this prospectus or any supplement is accurate as of any date other than the date on the front of these documents.

ENFORCEMENT OF CIVIL LIABILITIES

We are a corporation existing under the laws of British Columbia, Canada and, as a result, the rights of the holders of our securities may be impacted by Canadian law and our amended organizational documents. All or substantially all of our assets are located outside the United States, and substantially all of our business, including our operations, is conducted outside the United States. In addition, some of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets may be located outside the United States. As a result, it could be difficult or impossible for you to effect service of process on these individuals in the United States in the event that you believe that your rights have been infringed under applicable securities laws or otherwise or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on civil liability provisions of the U.S. securities laws. There can be no assurance that U.S. investors will be able to enforce against us, members of our board of directors, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws. There is uncertainty with respect to whether a Canadian court would take jurisdiction on a matter of liability predicated solely upon U.S. federal securities laws, and uncertainty with respect to whether a Canadian court would enforce a foreign judgement on liabilities predicated upon the securities laws of the United States.

TRANSFER AGENT AND REGISTRAR

Our transfer agent and registrar is Continental Stock Transfer & Trust Company, located at 1 State Street, 30th Floor, New York, New York, 10004.

LEGAL MATTERS

Certain legal matters related to our securities offered by this prospectus will be passed upon for us by Blake, Cassels & Graydon LLP, with respect to matters of Canadian law, and Morgan, Lewis & Bockius LLP, with respect to matters of U.S. law. Additional legal matters may be passed upon by us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of enGene Holdings Inc. as of October 31, 2025 and 2024, and for each of the years then ended, have been incorporated by reference herein in this registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

US$400,000,000

Common Shares

Preferred Shares

Debt Securities

Subscription Receipts

Warrants

Units

PROSPECTUS

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the costs and expenses payable by enGene in connection with the offering described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission (“SEC”) registration fee:

Expense	Estimated Amount
Securities and Exchange Commission Registration Fee	US$	34,455.91[1]
Financial Industry Regulatory Authority filing fee		37,924.96[2]
Printing		*
Accounting Fees and Expenses		*
Transfer Agent and Registrar Fees		*
Legal Fees and Expenses		*
Miscellaneous		*
Total	US$	72,380.87

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

1)
Of this amount, US$23,041.59 was previously paid in connection with the Prior Registration Statement.

2)
Of this amount, US$45,500.00 was previously paid in connection with the Prior Registration Statement.

Item 15. Indemnification of Directors and Officers

enGene is governed by the Business Corporations Act (British Columbia), or BCBCA. Under the BCBCA, and our Articles, enGene may (or must, pursuant to the Articles) indemnify all eligible parties against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director of the Company is deemed to have contracted with enGene on the terms of indemnity contained in the Articles.

For the purposes of such an indemnification:

“eligible party,” means an individual who

•
is or was a director or officer of enGene;
•
is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of enGene, or (ii) at the request of enGene; or
•
at the request of enGene, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, and includes the heirs and personal or other legal representatives of that individual;

“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, enGene or an associated corporation:

•
is or may be joined as a party, or
•
is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding; and

“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

In addition, under the BCBCA, enGene may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, provided that enGene first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the restrictions noted below, the eligible party will repay the amounts advanced.

Notwithstanding the provisions of enGene’s Articles noted above, enGene must not indemnify an eligible party or pay the expenses of an eligible party, if any of the following circumstances apply:

•
if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, enGene was prohibited from giving the indemnity or paying the expenses by its articles;
•
if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, enGene is prohibited from giving the indemnity or paying the expenses by its articles;
•
if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of enGene or the associated corporation, as the case may be; or
•
in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

In addition, if an eligible proceeding is brought against an eligible party by or on behalf of enGene or by or on behalf of an associated corporation, enGene must not do either of the following:

•
indemnify the eligible party in respect of the proceeding; or
•
pay the expenses of the eligible party in respect of the proceeding.

Notwithstanding any of the foregoing, and whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA or the Articles of enGene, on the application of enGene or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

•
order enGene to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;
•
order enGene to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;
•
order the enforcement of, or any payment under, an agreement of indemnification entered into by enGene;
•
order enGene to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section; or
•
make any other order the court considers appropriate.

The BCBCA and enGene’s Articles authorize us to purchase and maintain insurance for the benefit of an eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, enGene, a current or former affiliate of enGene or a corporation, partnership, trust, joint venture or other unincorporated entity at the request of enGene.

In addition, enGene has entered, or will enter, into separate indemnity agreements with each its directors and officers pursuant to which enGene has or will agree to indemnify and hold harmless its directors and officers against any and all liability, loss, damage, cost or expense in accordance with the terms and conditions of the BCBCA and the Articles.

Item 16. Exhibits

The exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which Exhibit Index is hereby incorporated by reference.

INDEX TO EXHIBITS

Exhibit Number	Description
1.1**	Form of Underwriting Agreement
2.1†

Business Combination Agreement, dated May 16, 2023, by and among FEAC, enGene Inc. and enGene (incorporated by reference to Exhibit 2.1 to enGene’s Form S-4/A Registration Statement Registration No.: 333-273851 filed with the SEC on September 26, 2023).

3.1	Articles of enGene Holdings Inc. (incorporated by reference to Exhibit 3.1 to enGene’s Form S-4/A Registration Statement Registration No.: 333-273851 filed with the SEC on September 26, 2023)
4.1*	Form of Indenture
4.2**	Form of Subscription Receipt
4.3**	Form of Warrant
4.4**	Form of Unit
4.5

Specimen Common Share certificate of enGene (incorporated by reference to Exhibit 4.1 to enGene’s Form S-4/A Registration Statement Registration No.: 333-273851 filed with the SEC on September 26, 2023)

5.1*	Opinion of Blake, Cassels & Graydon LLP
5.2*	Opinion of Morgan, Lewis & Bockius LLP
23.1*	Consent of KPMG LLP
23.2*	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1)
23.3*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.2)
24.1*	Powers of Attorney (included on signature page to this Registration Statement)
25.1***	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the U.S. Trustee under the Indenture
107*	Filing Fee Table

† Certain of the exhibits and schedules to these exhibits have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

* Filed herewith

** To be filed by post-effective amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

*** Where applicable, to be filed separately in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) If and when applicable, to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)2 of the Trust Indenture Act

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Saint-Laurent, Quebec, Canada, on February 19, 2026.

ENGENE HOLDINGS INC.

By:	/s/ Ronald H.W. Cooper
Ronald H. W. Cooper
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Ronald H. W. Cooper, Ryan Daws or Lee Giguere, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on the date listed below.

Signature	Title	Date

/s/ Ronald H. W. Cooper	Chief Executive Officer, President and Director (Principal Executive Officer)	February 19, 2026
Ronald H. W. Cooper

/s/ Ryan Daws	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 19, 2026
Ryan Daws

/s/ Philip Astley-Sparke	Director	February 19, 2026
Philip Astley-Sparke

/s/ Gerald Brunk	Director	February 19, 2026
Gerald Brunk

/s/ Dr. Richard Glickman	Director	February 19, 2026
Dr. Richard Glickman

/s/ Dr. William Grossman	Director	February 19, 2026
Dr. William Grossman
/s/ Paul Hastings	Director	February 19, 2026
Paul Hastings
/s/ Michael Heffernan	Director	February 19, 2026
Michael Heffernan

/s/ Wouter Joustra	Director	February 19, 2026
Wouter Joustra

/s/ Lota Zoth	Director	February 19, 2026
Lota Zoth